Q1 2018 Earnings Release Published April 30, 2018 (Earnings Conference Call May 1, 2018) Lawrence Dewey, Chairman & Chief Executive Officer David Graziosi, President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; U.S. and foreign defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2017.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA is Net income. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Senior Secured Credit Facility. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities after additions of long-lived assets and certain other adjustments.

Call Agenda Q1 2018 Performance 2018 Guidance Update

Q1 2018 Performance Summary ($ in millions) Q1 2018 Q1 2017 % Variance Net Sales $663 $499 32.9% Gross Margin % 51.6% 50.3% 130 bps Net Income $151 $83 81.9% Adjusted EBITDA(1) $275 $192 43.2% See Appendix for a reconciliation of Adjusted EBITDA. Commentary Net Sales: increase was principally driven by higher demand in the Global On-Highway, Service Parts, Support Equipment & Other and Global Off-Highway end markets. Gross Margin: increase was principally driven by increased net sales and price increases on certain products partially offset by expenses related to a retirement incentive program for certain UAW Local 933 employees and unfavorable material cost. Net Income: increase was principally driven by increased gross profit and decreased income tax expense partially offset by increased selling, general and administrative expenses, increased product initiatives spending and increased interest expense. Adjusted EBITDA: increase was principally driven by increased net sales and price increases on certain products partially offset by increased selling, general and administrative expenses, increased manufacturing expense commensurate with increased net sales, increased product initiatives spending and unfavorable material cost.

Q1 2018 Sales Performance ($ in millions) End Markets Q1 2018 Q1 2017 % Variance Commentary North America On-Hwy $315 $255 24% Principally driven by higher demand for Rugged Duty Series models North America Electric Hybrid-Propulsion Systems for Transit Bus $24 $20 20% Principally driven by the timing of certain transit property orders North America Off-Hwy $33 $1 3200% Principally driven by higher demand from hydraulic fracturing applications Defense $37 $27 37% Principally driven by higher Tracked and Wheeled demand Outside North America On-Hwy $91 $72 26% Principally driven by higher demand in Europe, Asia and South America Outside North America Off-Hwy $12 $6 100% Principally driven by improved demand in the mining and construction sectors Service Parts, Support Equipment & Other $151 $118 28% Principally driven by higher demand for North America Off-Highway service parts and global support equipment Total $663 $499 33%

Q1 2018 Financial Performance

($ in millions, except per share data)	Q1 2018	Q1 2017	$ Var	% Var	Commentary
Net Sales	$663	$499	$164	32.9%	Increase was principally driven by higher demand in the Global On-Highway, Service Parts, Support Equipment & Other and Global Off-Highway end markets
Cost of Sales	$321	$248	($73)	(29.4%)	
Gross Profit	$342	$251	$91	36.3%	Increase was principally driven by increased net sales and price increases on certain products partially offset by expenses related to a retirement incentive program for certain UAW Local 933 employees, higher manufacturing expense commensurate with increased net sales and unfavorable material cost
Operating Expenses					
Selling, General and Administrative	$92	$79	($13)	(16.5%)	Increase was principally driven by unfavorable product warranty adjustments and higher warranty expense commensurate with increased net sales partially offset by lower incentive compensation expense
Engineering – Research and Development	$28	$23	($5)	(21.7%)	Increase was principally driven by increased product initiatives spending
Total Operating Expenses	$120	$102	($18)	(17.6%)	
Operating Income	$222	$149	$73	49.0%	
Interest Expense, net	($30)	($25)	($5)	(20.0%)	Increase was principally driven by interest expense for 4.75% Senior Notes due October 2027
Other (Expense) Income, net	($1)	$3	($4)	(133.3%)	Change was principally driven by unfavorable changes in foreign exchange on intercompany financing, partially offset by net periodic benefit credits related to postretirement benefit plan amendments
Income Before Income Taxes	$191	$127	$64	50.4%	
Income Tax Expense	($40)	($44)	$4	9.1%	Decrease in the effective tax rate was principally driven by the U.S. Tax Cuts and Jobs Act enacted into law in December 2017
Net Income	$151	$83	$68	81.9%	
Diluted Earnings Per Share	$1.08	$0.52	$0.56	107.7%	Q1 2018: 140M shares; Q1 2017: 159M shares
Adjusted EBITDA[(1)]	$275	$192	$83	43.2%	

(1) See appendix for the reconciliation from Net Income.

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Allison Transmission

Q1 2018 Cash Flow Performance See Appendix for a reconciliation of Adjusted Free Cash Flow. Operating Working Capital = A/R + Inventory – A/P. ($ in millions) Q1 2018 Q1 2017 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $153 $111 $42 37.8% Principally driven by increased gross profit, higher accounts payable, decreased cash interest expense and decreased cash income taxes partially offset by higher accounts receivable, increased incentive compensation payments and increased product initiatives spending CapEx $10 $8 $2 25.0% Adjusted Free Cash Flow (1) $143 $103 $40 38.8% Due to increased Net Cash Provided by Operating Activities partially offset by increased capital expenditures ($ in millions) Q1 2018 Q1 2017 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 11.6% 12.6% N/A (100 Bps) Principally driven by higher net sales partially offset by increased operating working capital commensurate with increased net sales Cash Paid for Interest $10 $14 ($4) (28.6%) Principally driven by Q1 2017 interest rate hedging settlement payments for contracts which were terminated in December 2017 Cash Paid for Income Taxes $1 $3 ($2) (66.7%) Principally driven by timing of payments

2018 Guidance Update Guidance Commentary Net Sales Change from 2017 10 to 14 percent Guidance reflects stronger demand for Global On-Highway products and Global Off-Highway products and price increases on certain products Net Income ($ in millions) $515 to $550 Adjusted EBITDA ($ in millions) $975 to $1,025 Net Cash provided by Operating Activities ($ in millions) $720 to $760 CapEx ($ in millions) $85 to $95 Subject to timely completion of development and sourcing milestones Adjusted Free Cash Flow ($ in millions) $625 to $675 Net Cash Provided by Operating Activities less CapEx Cash Income Taxes ($ in millions) $80 to $90

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA reconciliation

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow reconciliation

Non-GAAP Reconciliations (3 of 3) Guidance reconciliation